Exhibit 10.2
FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (the “First Amendment”), is made and entered into as of the 30th day of December, 2009, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P. (“Landlord”), and ROBERTS PROPERTIES CONSTRUCTION, INC. (“Tenant”).
W I T N E S S E T H:
WHEREAS, by Lease dated March 27, 2006 (the “Lease”), Landlord leased to Tenant approximately 1,542 rentable square feet on the third (3rd) floor of the office building located at 450 Northridge Parkway, Atlanta, Georgia 30350 (the “Office Building”) being Suite 301 (the “Premises”), as more particularly described in the Lease;
WHEREAS, the parties desire to amend the Lease to reflect an extension of the term and to amend certain other terms and provisions as hereinafter provided.
NOW, THEREFORE, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:
1. Terms. All terms used herein and noted by their initial capitalization shall have the meanings set forth in the Lease unless set forth herein to the contrary. The foregoing Recitals are true and correct and incorporated into the Lease as if fully set forth therein.
2. Premises: The Premises shall be increased to 1,920 square feet and Tenant’s Proportionate Share of Common Operating Expenses shall be increased to 5.07%. Tenant has the right to expand the Premises on the 3rd floor of the Office Building at the same Annual Base Rental Rate of $18.53 per square foot as the existing space. Tenant must provide fifteen (15) days notice to Landlord prior to Tenant taking possession of the expansion space.
3. Extension of Term. The term is hereby extended for (12) twelve months so that the expiration date of the Term shall be December 31, 2010.
4. Base Rent. Effective as of January 1, 2010, the Annual Base Rent for the Premises shall be THIRTY-FIVE THOUSAND FIVE HUNDRED SEVENTY-SEVEN AND 60/100 DOLLARS ($35,577.60) or $18.53 per square foot. The Annual Base Rent is payable in equal monthly installments of TWO THOUSAND NINE HUNDRED SIXTY-FOUR AND 80/100 DOLLARS ($2,964.80) on the first day of each and every calendar month during the Term.
5. Offer/Execution. This First Amendment is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has executed and delivered this First Amendment to Landlord and Landlord has accepted all terms therein and has executed the same. This First Amendment may be executed and delivered by original signature, PDF or facsimile, and in one or more counterparts, each of which will be deemed to be an original copy of this First Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.
INITIALS

LANDLORD     TENANT
CRE               AWS

6. Effect. Except as expressly stated herein, all other terms and conditions of the Lease shall remain in full force and effect.
IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment to Lease under seal as of the date first above written.

LANDLORD:		TENANT:

ROBERTS PROPERTIES RESIDENTIAL, L.P.,		ROBERTS PROPERTIES CONSTRUCTION, INC.,
a Georgia limited partnership		a Georgia corporation

By:	Roberts Realty Investors, Inc., a	By:	/s/ Anthony Shurtz
	Georgia corporation, its general partner	Name:	Anthony Shurtz
		Title:	Chief Financial Officer
By:	/s/ Charles R. Elliott
Name:	Charles R. Elliott
Title:	Chief Financial Officer
INITIALS

LANDLORD     TENANT
CRE               AWS

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